                                                                         EX-99.j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 4 to Registration  Statement No. 333-123467 on Form N-1A of our report dated
May 27, 2008, relating to the financial  statements and financial  highlights of
MGI Funds, including MGI US Large Cap Growth Equity Fund, MGI US Large Cap Value
Equity Fund, MGI US Small/Mid Cap Growth Equity Fund, MGI US Small/Mid Cap Value
Equity Fund,  MGI Non-US Core Equity Fund, MGI Core  Opportunistic  Fixed Income
Fund, and MGI US Short Maturity Fixed Income Fund appearing in the Annual Report on Form  N-CSR of MGI  Funds  for the year  ended  March  31,  2008,  and to the references to us under the headings  "Financial  Highlights" in the Prospectuses and  "Independent  Registered  Public  Accounting  Firm"  in  the  Statement  of
Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
July 25, 2008